EXHIBIT 10.1

LEASE AGREEMENT

This Lease Agreement (“Lease”) is made as of the 8 day of January 2021 by and between Highland Road Properties, an Ohio liability company, having its principal place of business at 556 East Highland Road, Macedonia, Ohio 44056 (“Lessor”) and Goldenwell Biotech Inc / Hua Xie 440-376-7888 organized under the laws of the State of Ohio , having its principal place of business at 2071 Midway Drive Twinsburg, Ohio 44087 (“Lessee”).

WITNESS:

The Lessor and Lessee, in consideration of the mutual covenants and promises contained in this Lease and other valuable consideration, the sufficiency and receipt of which are hereby acknowledged, do hereby agree as follows:

1. PREMISES

A. Lessor in consideration for rents and upon the covenants and agreements contained in this Lease, leases to Lessee approximately 5198 square feet being a part of the building located at 2071 Midway Drive Twinsburg, Ohio 44087 , County of Summit, State of Ohio (the lot and building are collectively the “Building”).

B. Lessee warrants and represents and agrees that he has had an opportunity to inspect the Premises, and that Lessee is satisfied with the Premises for its specific use and agrees that it is accepting the Premises in its present condition, AS IS. Lessor makes no representations or warranties concerning the condition of the Premises or its suitability for Lessee’s use, except as set forth in this Lease.

C. The lease of the Premises shall include the non‑exclusive right to use the Common Areas, and is subject to the right of other Lessees and their respective employees, agents, customers and invitees. Common Areas mean the exterior and interior walls, foundation, and electrical systems serving the Premises, the parking area and other areas not leased within or about the Premises but which are necessary or dividable for the proper utilization of the Premises or to provide customary services to the Premises.

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2. USE OF PREMISES

A. Lessee agrees that the Premises will be solely used by Lessee for the following purpose: Office & Warehouse Notwithstanding the foregoing, the Premises may not be used for any purpose which is in violation of any provision of this Lease, violation of any and all applicable federal, state or local laws, ordinances, regulations, rules or orders, or for the storage, manufacture, transportation, use, sale or generation of Hazardous Materials as defined in paragraph 2(I) of this Lease, or for the storage, manufacture, sale, transportation or generation of explosive or flammable materials or goods or any other use which may cause an increase in the premium for Lessor’s fire or public liability insurance policy(ies) or cause the loss of coverage or cause the Building, Premises or Common Areas to be uninsurable under any of Lessors s insurance policies. Lessee agrees that it will not use or permit or suffer the Premises or any part thereof to be used for any other business or purpose than that specifically defined herein and permitted by this Lease.

B. Lessee will, at the sole cost and expense of the Lessee, keep the Premises at all times in good order, condition and repair.

C. Lessee must keep the Premises in a clean, sanitary and safe condition in accordance with federal, state and local laws, ordinances, rules, regulations, orders and governmental guidelines, and in accordance with all directions, rules, and regulations of the health officer, fire Marshall, building inspector, other officers of the governmental agencies having jurisdiction thereof and Lessors s insurance companies and agents.

D. Lessee shall comply with all requirements of federal, state and local laws, regulations, ordinances, orders, rules and governmental guidelines affecting the Premises, the operation thereof and the Building, all rules established by Lessor now existing or established from time to time by Lessor, and all easements, restrictions and conditions of record to which the Building is subject.

E. Lessee will permit no waste or nuisance upon, or damage or injury to, the Premises or utilities supplied thereto.

F. Lessee will remove snow and ice from the sidewalks contiguous to the exterior of the Premises and any entrance way or vestibules connected with the Premises.

G. Lessee will not cause or permit either the Premises, Lessee or Lessor to be in noncompliance with the zoning ordinances, building codes or other applicable ordinances of the municipality in which the Premises is located.

H. Lessee shall not dispose of or flush solvents, paints, chemicals or other Hazardous Materials, as defined in paragraph 2(I) of this Lease, into any drains or the sewer system of the Building or on, under or about the Premises, the Building or the Common Areas.

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I. Lessee may not, during the term of this Lease, or while in possession of the Premises, use, generate or dispose of any Hazardous Materials or use the Premises, the Building or the Common Areas or any portion of the Building, Premises or Common Areas as a landfill or other waste disposal site. The use of the Premises by Lessee shall be in full compliance with all federal, state, local and environmental laws, ordinances, rules, orders, requirements, regulations, whether now existing or hereafter enacted or promulgated, and any judicial or administrative interpretations thereof, including any judicial or administrative orders, decrees, judgments or rules pertaining thereto. For purposes of this Lease, Hazardous Materials includes any toxic substances or pollutants or related material including, without limitation, any substances included in the definition of “hazardous substances,” “hazardous waste,” “pollutants,” “infectious waste,” or “toxic substances” under any federal, state or local law, ordinance, regulation, rule, order or requirement which includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601, et seq.) and any regulations promulgated pursuant thereto, Resource Conservation Recovery Act (42 U.S.C. §6901, et seq.) and any regulations promulgated pursuant thereto, and the Clean Water Act (33 U.S.C. § 1251, et seq.) and any regulations promulgated pursuant thereto; and Hazardous Materials shall also include asbestos, petroleum products, petroleum product derivatives and urea formaldehyde and any hazardous chemical as defined under the Occupational Safety and Health Administration Hazard Communication Standard (29 C.F.R. §1910.100, et seq.).

3. ACCESS BY LESSOR

Lessor shall have the right to enter the Premises upon at least 24 hours’ prior notice, except in the case of emergencies, in which case no prior notice is required. No notice is required to make any alterations or repairs to the Premises or the Building of which the Premises are a part, which Lessor deems necessary or appropriate for safety or preservation of the Premises, Building or Common Area. Lessee agrees to permit Lessor or any authorized representative of Lessor to enter the Premises at all times during normal business hours to exhibit the same for the purposes of sale or mortgage.

4. TERM OF LEASE

The term of this Lease shall be for 3 year (“Lease Term”), commencing as of 15 January 2021 (“Commencement Date”) and terminating 15 January 2024 at 11:59 p.m. eastern time (“Termination Date”)

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5. RENT

A. Lessee will pay to the Lessor as monthly rent for the Premises the 1949.25 per month for the first year , payable in consecutive monthly installments as set forth (“Monthly Rent”) in advance on or before the first day of each calendar month during the term of this Lease, without demand, notice, deduction, offset or counterclaim; provided, however, that if the Commencement Date is a day other than the first day of a calendar month or the Termination Date other than the last day of a calendar month, the Monthly Rent for such first or last fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number or days in such month and further provided that Lessee shall pay the first Monthly Rent upon execution of this Lease.

B. If the Monthly Rent (as set forth in this Section 5(A) of this Lease) is not paid within five (5) days after such rent is due, it shall bear interest at a rate of eighteen percent (18%) per annum from the due date thereof until paid in full, or a minimum $ 50.00

C. A Security Deposit in the amount of 1949.25 (“Security Deposit”) has been deposited by Lessee with the Lessor. If Lessee performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it Lessor shall return the Security Deposit or balance thereof held by Lessor without interest to Lessee within thirty (30) days after the Termination Date or after Lessee surrenders possession of the Premises, whichever is later. If Lessee defaults in the payment of Monthly Rent or the performance or observance of any of the other terms, conditions or covenants of this Lease the Lessor may, at its option and without notice, apply all or any part of the Security Deposit as payment of such Monthly Rent or to cure any other such default and if Lessor does so, Lessee must immediately, upon receipt of notice from Lessor, deposit with Lessor the amounts so applied so that Lessor shall have on hand at all times during the term of this Lease the full amount of the Security Deposit.

6. UTILITIES

A. Lessee shall pay all charges for all utilities and start up fees and deposits including, but not limited to electric, gas, telephone, water and sewer, used or consumed in or chargeable to the Premises.

B. Except where caused by Lessor’s negligence, Lessor shall not be liable for any temporary or permanent interruption in or failure of the supply of such utilities to the Premises, however, any interruption or failure of utilities for more than seven (7) consecutive days shall entitle Lessee to rent abatement for the days on which service is interrupted, unless caused by an act of God.

C. Lessee must at all times maintain sufficient heat within the Premises to prevent freezing of pipes and other damage to the Premises.

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7. TAXES

A. Lessor will pay all real estate taxes and assessments levied on the Building, Premises and Common Areas.

B. Lessee will pay all personal property taxes and assessments, all business taxes and license fees.

8. ASSIGNMENT AND SUBLEASE

Lessee may not assign this Lease or sublet the Premises or any part thereof, to another party without the express written approval of Lessor, which approval shall not be unreasonably withheld, if the proposed assignee or sublessee is of substantially similar credit worthiness and in the same type of business as Lessee is on the date of this Lease, and in a business which is satisfactory to Lessor. No subletting or assignment that is approved by Lessor, shall relieve Lessee from any of its obligations as Lessee hereunder. Every assignment and sublease that is approved by Lessor shall recite that it is and shall be subject to the provisions of this Lease and that termination and cancellation of this Lease shall constitute a termination and cancellation of every such assignment or sublease. Any assignment or subleasing without Lessor’s prior written consent is void.

9. SUBORDINATION

A. Lessor reserves the right and Lessee hereby agrees that on request of Lessor or Lessor’s lender and any future lenders, Lessee shall deliver a waiver of priority or subordination in recordable form to any mortgages or deeds of trust which may hereafter be placed upon the Building or Premises from time to time and to any and all advances to be made there under, and to the interest there under, and to the interest thereof, and all renewals, replacements, extensions, refinancing and replacement thereof. Lessee must execute and return Lessor’s or Lessor’s lender’s form of subordination agreement to Lessor within ten (10) days after receipt of such agreement from Lessor or Lessor’s lender. Failure of Lessee to timely sign and return such agreement to Lessor or Lessor’s lender is a material breach under this Lease. Lessor agrees to use its reasonable efforts to cause its lender to agree, in connection with Lessee’s subordination, to nondisturbance of Lessee.

B. Lessee agrees that in the event of a sale, transfer or assignment of Lessor’s interest in the Premises or Building or any part thereof, or in the event of any proceeding brought in foreclosure, to at torn to any mortgagee or purchaser as lessor under this Lease.

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10. SIGNS

Lessee covenants and agrees that it is permitted to place on the outside or inside of the Building or elsewhere on the Premises signs as Lessor approves, provided all governmental approvals and permits have been obtained and that it does not violate any conditions or restrictions of record now or in the future and rules to which the Building is subject. The location of all signs is subject to Lessor’s prior written approval. Lessee further covenants and agrees that any permitted signs erected or maintained by Lessee shall comply with all restrictions and conditions of record now or in the future and rules to which the Building is subject and all applicable laws and ordinances of the governmental authority having jurisdiction. Lessee, at its/his expense, must obtain all permits required therefore. Within three (3) days after termination of this Lease for any reason whatsoever, Lessee must remove all signage from the Premises, at its/his expense, and must immediately repair, at its/his expense, all damage and make replacements to the Premises or the Building of which the Premises are a part caused in removing of the signage.

11. LESSEE’S POSSESSION, QUIET ENJOYMENT

Taking possession of the Premises by Lessee is conclusive evidence that the Premises was in good order and in satisfactory condition to Lessee when Lessee took possession. Lessor agrees that if Lessee promptly and faithfully performs all of the covenants and agreements herein to be performed by Lessee, then Lessee may have the peaceable and quiet enjoyment and possession of the Premises.

12. REPAIRS, ALTERATIONS AND MODIFICATIONS

A. Lessor shall be responsible for all repairs and replacements to the Common Areas and the exterior of the Premises and Building, roof, foundation, and structural components of the Building, including but not limited to, fixtures, lighting, and signs installed by Lessor.

B. Lessee shall be responsible for all non‑structural repairs and replacements required to the Premises. All normal maintenance of the Premises shall be carried out by Lessee. Lessee shall make and pay for non‑structural repairs and replacements to the Premises and shall repair and replace all things which are necessary to keep the Premises in good state of repair and operating order such as, but not limited to fixtures, furniture, lighting, signs, equipment and electrical, plumbing, heating and air conditioning fixtures and systems. Lessee shall also maintain, repair, replace and keep in good repair and operating order all inside walls, carpeting, floor, ceiling tiles, decoration and window glass located within or about the Premises. Lessee is not responsible for maintenance of the structural components and aspects of the Premises. Notwithstanding the foregoing, Lessee shall be responsible for making any repairs or replacements required to comply with the American’s with Disabilities Act of 1990.

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C. Lessee may not make any alterations, changes or improvements to the Premises, interior or exterior, structural or non‑structural, without first obtaining Lessor’s prior written consent. Lessee shall submit to Lessor plans and specifications prepared by a licensed architect or contractor showing all of the alterations, changes or improvements Lessee desires to make. Lessee shall revise (and re‑revise if necessary) said plans and specifications in accordance with Lessor’s comments. In the event that Lessor shall approve Lessee’s request to make such alterations, changes or improvements, Lessee shall pay all costs and expenses thereof, and shall make such alterations, changes and improvements in good and workmanlike manner, in accordance with all federal, state and local laws, ordinances, regulations, orders, rules and guidelines and the requirements of the Board of Fire Underwriters and the Fire Marshall direction, rules and regulations of the building inspector, health officer and other government officials having jurisdiction thereof. Prior to making any such alterations, changes and improvements, Lessee shall procure all necessary permits and assure Lessor that payment for same will be made by Lessee. Lessee hereby completely and fully indemnifies Lessor against any and all mechanic’s or material men’s liens or other liens or claims in connection with any alterations, changes or improvements made by Lessee, and Lessee will, within ten (10) days after notice from Lessor, discharge any lien by payment or bonding.

14. SURRENDER

On the last day of the Lease Term, or on the sooner termination of this Lease, Lessee must deliver and surrender to Lessor possession of the Premises upon the termination of this Lease broom clean and in as good condition and repair as the same shall be on the Commencement Date, ordinary wear and tear excepted, and deliver the keys at the office of Lessor or Lessor’s agent. On or before the last day of the term of this Lease or the sooner termination thereof, Lessee shall at its expense remove all of its trade fixtures, office furnishings, equipment, supplies and other personality, and any other property owned by Lessee and not removed shall be deemed abandoned. All improvements, alterations, additions, and fixtures, other than Lessee’s personal property shall remain as Lessor’s property and shall be surrendered at the end of the term or the sooner termination thereof. Lessee shall promptly upon surrender deliver all keys for the Premises and Building to Lessor. Lessor, at Lessor sole discretion after termination of this Lease by lapse of time or for any other reason whatsoever, may cause to have performed environmental assessments and investigations of the Premises and the Building, all at Lessee’s expense. Lessee shall immediately reimburse Lessor for all costs associated with environmental assessments and investigations. If it is determined that Lessee has stored, used or manufactured Hazardous Materials, as defined in paragraph 2(I) of this Lease, and if any such Hazardous Materials are found on or about the Premises or Building, then Lessee shall, at Lessee’s expense, immediately remove such hazardous Materials, remediate, cleanup and monitor such contamination in accordance with all applicable federal, state and local laws, ordinances, regulations, orders, rules and governmental guidelines.

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15. DESTRUCTION OF PREMISES

If the Premises (excluding Lessee’s personal property and fixtures and alterations, changes or improvements to the Premises whether structural or otherwise, constructed by) are damaged by fire or other casualty, Lessor shall, at Lessor’s own expense, because such damage to be repaired. If the Premises shall be rendered untenable, in whole or in part, a proportionate abatement of the Base Rent shall be allowed on a per diem basis from the date when damage occurred until any substantial completion of the repairs or rebuilding, or in the event Lessor terminates this Lease, then until the date of termination. If restoration cannot be completed within six (6) months after the occurrence of such damage or destruction, then Lessor may terminate this Lease upon thirty (30) days’ notice after the casualty. Notwithstanding the foregoing, if (I) either the Premises or Building (taken in the aggregate) is damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof, respectively, or (ii) the proceeds of Lessor’s insurance recovered as a result of the damage shall be insufficient to pay fully for the cost of replacement of the Premises and the Building in which they are located; or (iii) the Premises or the Building shall be damaged as a result of a risk which is not covered by Lessor’s insurance; or (iv) the Premises shall be damaged in whole or in part during the last year of the Lease Term, then in any such event Lessor may terminate this Lease by giving Lessee notice within one hundred twenty (120) days after the occurrence of such damage or destruction and termination of this Lease will be effective upon the date specified in such notice, which shall not be less than thirty (30) days and no more than sixty (60) days after the giving of such notice and this Lease shall terminate and come to an end, and Lessee shall vacate and surrender the Premises to Lessor. If the Premises is damaged or destroyed during the last six months of the Lease Term and cannot be repaired within thirty (30) days or Lessor elects not to make such repairs, then Lessee may terminate this Lease by giving written notice to Lessor with the date that the Lease is to terminate.

16. INSURANCE AND INDEMNIFICATION

A. Lessee shall indemnify, defend and hold Lessor, Lessor’s heirs, successors, employees, agents and assigns (“Indemnities”) harmless from and against any and all claims, actions, demands, damages, liability and expense, loss, or injury, fines, forfeitures, causes of actions, suits, judgments and costs (including costs of defense, settlement, reasonable attorneys fees, consultant fees and expert fees) which Lessor or any of the Indemnities may hereafter suffer, incur or become responsible for or disburse as a result of (I) any injury or damage to persons or property occurring in, on or about the Premises, Building or Common Areas, or (ii) arising out of the Premises or Lessee’s operation, occupancy or use of the Premises, Building or Common Areas including, without limitation, any governmental action, order, directive, administrative proceeding or ruling, or (iii) the conduct or operation of Lessee’s business, or (iv) wholly or in part by an act or omission of Lessee, Lessee’s agents, contractors, invitees, guests, permitted assigns, permitted sublessees, or employees, or (v) clean‑up, remediation, investigation or monitoring of any pollution or contamination of or adverse affects on human health or environment, directly or indirectly, or caused by or allegedly caused by Lessee, or (vi) Lessee’s violation or alleged violation of laws, statutes, ordinances, orders, rules, or regulations of any governmental entity or agency or the requirements of the Board of Fire Underwriters and/or Fire Marshall, or (vii) breach or default of this Lease by Lessee, its employees, invitees, agents, successors or permitted assigns. Lessor shall not be entitled to a claim for indemnification for a matter which is solely the result of Lessor’s negligence. This provision shall survive termination of this Lease.

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B. Lessee, at all times during the term of this Lease, shall, at its own expense, keep in full force and effect comprehensive general liability insurance with personal injury, contractual liability with minimum limits of One Million Dollars ($1,000,000.00) on account of bodily injuries to, or death of, one or more person as a result of any one accident or occurrence and Five Hundred Thousand Dollars ($500,000.00) on account of damage to property. Lessee agrees to pay to Lessor any increase in each of Lessor’s insurance policies or in the insurance policies insuring any other lessee in the Building resulting from Lessee’s participation, use or occupancy of the Premises.

C. Lessee shall obtain fire and special form insurance coverage on all personal property, furnishings, furniture, trade fixtures and contents of merchandise for their full insurable value on a replacement cost basis.

D. All of the above insurance policies shall name the Lessor as an additional insured. The insurance companies issuing such policies shall be licensed to transact business in the State of Ohio. The policy or policies are duly executed certificates for same, together with satisfactory evidence of payment of the premium thereof shall be deposited with Lessor on a date Lessee first enters the Premises and such policies shall not be subject to cancellation, termination or change, and upon renewal, except after thirty (30) days prior notice to Lessor. If Lessee fails to comply with such requirements, Lessor may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Lessee shall pay Lessor the premium costs thereof upon demand.

17. ESTOPPEL CERTIFICATE

A. The Lessee agrees that at any time, and from time to time, upon not less than ten (10) days prior request by the Lessor, the Lessee will execute, acknowledge and deliver to the Lessor a statement in writing certifying (I) that this Lease is unmodified and in full force and effect as modified, and identifying the modifications, (ii) the dates to which the rent and other charges have been paid, and (iii) that, so far as the Lessee knows, the Lessor is not in default under any provision of this Lease or, if there has been a default, the nature of said default. It is intended that any such statement may be relied upon by any person proposing to acquire the Lessor’s interest in this Lease or any prospective mortgagee of, or assignee of any mortgage upon, such interest. Failure to timely complete and return such is an event of default under this Lease.

B. The Lessor agrees that fifteen (15) days after request by Lessee, Lessor will execute, acknowledge and deliver to Lessee a statement in writing, which writing shall be satisfactory to Lessor, which shall generally state the following: (I) that this Lease is unmodified and in full force and affect as modified, and identifying the modifications; (ii) the dates to which the rent and other charges have been paid; and (iii) that, so far as Lessor knows, Lessee is not in default under any provision of the Lease or, if there has been a default, the nature of said default. Lessee shall reimburse Lessor for any expense incurred for attorneys’ fees, or otherwise, associated with providing Lessee with such written statement.

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18. MUTUAL WAIVER OF SUBROGATION

Provided that the following waivers do not invalidate any policy of insurance of the parties, now or hereafter issued, it being stipulated by the parties that the waiver shall not apply in any case in which the application thereof would result in the invalidation of any such policy of insurance, Lessor and Lessee hereby releases each other and the other’s employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring, on or about the Premises, Building or Common Areas by reason of fire or other casualty which is insured against under a standard fire and special coverage insurance policy actually carried by a party to this Lease regardless of cause, including the negligence of the other party and its employees, agents, customers and invitees however, the release herein shall apply only to the extent of any recovery or to the extent recoverable from the insurance policies actually carried by a party to this Lease. To the extent possible without additional cost, each party further agrees that such insurance carried by either of them shall contain a clause whereby the insurance company waives its right of subrogation against the other party. Because the provisions of this Section 18 are intended to preclude the assignment of any claims mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and special coverage insurance notice of the terms of the mutual release contained this Section 18 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 18.

19. DAMAGES AND NON‑LIABILITY

Lessor and Lessor’s agents and employees are not liable for and Lessee waives, discharges and releases all claims for damage to person or property, loss of business, loss due to business interruption, loss of income, and any and all other losses or damages sustained by Lessee or any person claiming through Lessee, resulting from any accident or occurrence in or upon the Premises, any other part of the Building or Common Areas, except that solely resulting from Lessor’s negligence. Said waiver shall include, but shall not be limited to claims resulting from the following, whether or not Lessor may have any obligation under this Lease to repair, replace or maintain any of the following: (I) Any equipment or appurtenances becoming out of repair; (ii) .Injury done or occasioned by material occurrence or‑an act of God; (iii) Any defect in or failure of plumbing, heating, cooling or air‑conditioning equipment, electric wiring, sprinkler system, if any, gas, pipes and installations, stairs, rails or walks; (iv) broken glass; (v) The backing up of any sewer pipe or downspout; (vi) The bursting, leaking or running of any pipe, line, tank, water closet, waste pipe or drain upon or about the Premises; (vii) The escape of steam or hot water; (viii) Water, snow or ice coming through the roof, walks, foundations, exterior walls or any other place upon or near the Premises; (ix) Falling of any fixture, plaster or stucco; and (x) Any act, omission or negligence of trespassers, thieves, other lessees of the Building, other occupants of the business park of which the Building is a part, or persons claiming an interest through them, their customers, invitees, employees, agents or contractors.

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20. CONDEMNATION

This Lease shall terminate in the event of a total condemnation or appropriation by an authorized governmental agency. A partial condemnation or appropriation shall only terminate the Lease at the option of Lessor, but if Lessor elects to continue the Lease, Lessee shall be entitled to a partial abatement of rent proportionate to the loss of use the Premises suffered by Lessee. Lessor shall be entitled to all damages awarded as a result of any eminent domain proceedings. Lessee shall have no right to assert any claims, collect or be paid compensation for any damages whatsoever on account of such condemnation or appropriation.

21. DEFAULT

If Lessee shall at any time be in default in (I) the payment of Monthly Rent, or other sums of money required to be paid by Lessee, and doesn’t pay same within five (5) days after due, or (ii) in the performance of any of the non‑monetary agreements, conditions, covenants or provisions of this Lease on Lessee’s part to be performed, and such default is not cured within five (5) days after notice from Lessor; or (iii) if said default pertains to the non‑payment of rent or sums of money, and said default is not cured within ten (10) days after notice from Lessor; or (iv) Lessee fails to maintain insurance as provided for in Section 16 hereof; or (v) Lessee voluntarily files for bankruptcy or bankruptcy is involuntarily filed against Lessee or Lessee becomes subject to any other insolvency law, or is adjudicated bankrupt; or (vi) Lessee assigns substantially all of its assets for the benefit of creditors; or (vii) Lessee shall abandon or vacate the Premises or breach the covenants or agreements set forth in this Lease, then Lessor may terminate this Lease and re‑enter the Premises by judicial proceedings or otherwise, or without terminating this Lease, re‑enter the Premises by judicial proceedings or otherwise. In the event of such re‑entry, Lessor may relent the Premises and apply the rents there from first to the payment of Lessor’s expenses incurred by reason of Lessee’s default (including without limitation, reasonable attorneys fees and court costs) and the expense of reletting including, without limitation, realtor commissions, decoration and build‑out of the Premises, and then to the payment of rents and other charges due from Lessee hereunder, and Lessee remaining liable for any deficiency. However, Lessor shall have no obligation or duty to relet the Premises. In addition to all other rights hereunder, Lessor shall have the right to enter into the Premises and remove Lessee’s property without any liability. Any storage shall be at the expense of Lessee. To the extent Lessee does not claim its property within ten (10) days after removal, it shall be deemed abandoned. The remedies set forth herein are cumulative and Lessor shall have and may pursue against Lessee all other rights and remedies in law or equity. Lessee shall be liable for any costs or expenses incurred by Lessor enforcing any terms of this Lease, or pursuing any legal action for the enforcement of Lessor’s rights.

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22. HOLDING OVER

Lessee shall pay to Lessor a monthly sum equal to the Monthly Rent specified in this Lease or any extension thereof plus 25% thereof for each month that Lessee holds the Premises after expiration or termination of this Lease without authorization by Lessor thereby creating a month‑to‑month tenancy. This sum shall be liquidated damages for the wrongful holding over. Lessee shall acquire no additional rights, title, or interest to the Premises by holding the Premises after termination or expiration of this Lease and shall be subject to legal action by Lessor to obtain the removal of Lessee. Lessor acknowledges that Lessee is currently occupying the Premises as a month‑to‑month lessee. Lessor shall not consider Lessee as holding over for any period prior to the effective date of this Lease.

23. NOTICES

Any notice or consent required to be given by or on behalf of either party upon the other shall be in writing, and shall be delivered by certified mail, registered mail, overnight mail or personal delivery at the address set forth above unless a party notifies the other, in writing, as to a change of address, then all notices shall be forwarded to such address.

24. BROKER

Each party hereto represents to the other that it has not dealt with any real estate broker or finder in connection with the transaction contemplated in this Lease other than NAI Pleasant Valley. shall be recognized as the procuring broker in this Lease, and the fee for the lease of the property shall be six percent ( 6% ) of the total consideration of the lease. When the term of the original lease is for less than five years and does not contain renewal or expansion options, if the Lessee either extends his term of occupancy beyond the stated term of the original lease or leases additional space, an additional fee computed as above shall be paid up to and including the fifth year of occupancy. All real estate fees for leases shall be paid by the Lessor. Fees for leases are due in full within 10 days of Lessee’s occupancy and / or the commencement date of the lease, whichever occurs first, unless otherwise agreed in writing.

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25. TRANSFER OF LESSOR’S INTERESTS, LIABILITY OF LANDLORD

A. If Lessor should sell or otherwise transfer Lessor’s interest in the Premises, Building or Common Area, Lessee agrees that Lessor shall thereafter have no liability to Lessee under this Lease or any modification or amendment thereof or extensions or renewals thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Lessor’s interest. The Lessor shall be liable under this Lease only while owner of the Building.

B. If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor’s part to be performed or if Lessor shall be liable to Lessee in any way arising out of this Lease, or pursuant to statute, law, ordinance or regulation, or under the common law, and as a consequence if Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds received by a judicial sale upon execution and levy against the right, title and interest of Lessor in the Building and in the rents or other income from such property received by Lessor. If Lessor is an individual, corporation, trustee of a trust or a partnership, there shall be no personal liability on the part of the individual, corporation, the trustee of said trust, the beneficiaries of said trust, the partnership, or the partners of the partnership, and any such liabilities shall be limited to the interest of the Lessor in the Building.

26. NO PARTNERSHIP

Lessor is not, and shall not become by this Lease or by any rights granted or reserved herein, a partner or joint venturer of or with Lessee in the conduct of Lessee’s business or otherwise.

27. GOVERNING LAW

This Lease is governed and shall be construed in accordance with the laws of the State of Ohio.

28. SHORT FORM LEASE

This Lease shall not be recorded, but a memorandum of lease describing the Premises, giving the term of this Lease and referring to this Lease, may be recorded by either party. All governmental charges attributable to the execution or recording of a memorandum of lease shall be charged to and be paid by the party recording the memorandum of lease. Lessor shall prior to the recording of any memorandum of lease approve same.

29. AUTHORITY TO SIGN LEASE

Each party signing this Lease in a representative capacity warrants and represents that it is authorized to execute this Lease on behalf of the entity for which it is signing, and that by signing this Lease the Lease is fully binding on the party for which it is signing, and that his or her signing of the Lease has been authorized by the governing board of the entity for which it is signing and the Lease has been approved and authorized by said governing board.

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30. ENTIRE AGREEMENT

This Lease sets forth all the agreements, conditions, covenants and provisions between Lessor and Lessee concerning the Premises. No subsequent amendment, change, modification or addition to this lease shall be binding upon Lessor or Lessee unless in writing and signed by them.

31. FORCE MAJEURE

If either party is delayed or hindered or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, inability to procure materials, material and labor shortages, inability or delay to obtain governmental approvals and permits, failure of utilities, restrictive governmental laws and regulations, riots, insurrection or any other reason outside the control of the party, which such delay, hindrance or failure of performance is not the fault of such non‑performing party, then performance of such act is excused from the period of the delay and the period of performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding anything to the contrary in this Lease, Lessee is not excused from payment or rent or additional rent or other sums of money which may become due under the terms of this Lease.

32. PAYMENTS

Payment by Lessee or receipt by Lessor of a lesser rental amount than that which is due and payable under the provisions of this Lease at‑the time of such provision shall be deemed to be other than a payment on account of the earliest rental then due, nor shall any endorsement of or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudicing in any way its rights to recover the balance of such rent or to pursue any other remedy provided in this Lease or under Ohio law. Lessor may accept rent after the giving of any termination notice or notice to vacate the Premises or after the institution of an action to recover possession of the Premises or after the taking of any other measure against Lessee without prejudicing Lessor’s rights or any of them against Lessee. No course of conduct or acceptance of late payment by Lessor shall be deemed to constitute waiver of any rights of Lessor or constitute an estoppel against Lessor with respect to Lessor’s ability to collect amounts thereafter coming due.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first above written.

Signed and acknowledged in the presence of:

LESSOR: M & M Highland Road Properties, LTD., an Ohio Corporation

By:
Printed Name:	Matthew B. McCann, a Manager

/s/ Matthew B. McCann

Witness

Signed and acknowledged in the presence of:

LESSEE: GOLDENWELL BIOTECH INC.

Printed Name:	Sign Name:

Hua Xie	/s/ Hua Xie
Title: Secretary

Printed Name:

Witness:

State of Ohio

Summit County

BEFORE ME, a Notary Public in and for said county and state, personally appeared Matthew B. McCann, a manager of Highland Road Properties., and acknowledged he signed the foregoing Lease and the same was the free act and deed of the limited liability company.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my seal on this ______ day of ________________, __________ at ___________________, Ohio.

NOTARY PUBLIC _________________________________________

My Commission Expires on :

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EXHIBIT A

DESCRIPTION OF PREMISES

RIDER 1

RENEWAL OPTIONS

1. Provided Lessee is not in default of its obligations under the Lease, Lessee shall have an option to renew the term of the Lease for ____ (__) additional term of _______ (___) years, commencing with the expiration of the then Lease Term (the “Renewal Term”) subject to the following conditions: (a) the Renewal Monthly Rent for the Renewal Term shall be ____________________________ ($_________) for the first ________ (___) months of the Renewal Term and _______________________ ($__________) for the remaining _____________ (___) months of the Renewal Term (“Renewal Monthly Rent”); (b) the Renewal Option is conditioned upon the Lessee giving Lessor written notice of its intent to renew not less than _________ (___) days prior to the Termination Date of the Lease; and (c) all other terms and conditions of the Lease for the Renewal Term shall be the same as contained the original Lease. Time is of the essence.

2. Lessee acknowledges that it is Lessor’s sole obligation to determine the expiration of the time period within which to send the notice of renewal required hereby and that time is of the essence the delivery of such notice. Lessee acknowledges, and hereby expressly waives, any right which Lessee may have to assert any claim that the failure to exercise this option a timely fashion was the result of accident, surprise, honest mistake, omission, clerical error, negligence or any other act or inaction on the part of Lessee. Lessee further acknowledges that if Lessor does not receive a notice of renewal within the time period specified herein, Lessor will take action to market the Premises and obtain additional Lessee(s) therefore.

3. Accordingly, Lessee agrees that Lessor shall conclusively be deemed to have relied upon no exercise of the renewal option(s) and, the event Lessee attempts to exercise this Renewal option(s) an untimely fashion, that Lessor will be detrimentally affected by such late exercise.

RIDER 2

RENTAL TERMS

Monthly Rent: ___________________________ ($___________) for ____________ (___) months of the Lease Term.

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